THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS VIROPHARMA INCORPORATED RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT SUCH OFFER, SALE, PLEDGE OR TRANSFER IS EXEMPT FROM ANY REGISTRATION OR PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                 ----------------------------------------------

                             VIROPHARMA INCORPORATED
                          COMMON STOCK PURCHASE WARRANT

                 -----------------------------------------------


         This certifies that, for good and valuable consideration, ViroPharma Incorporated, a Delaware corporation (the "Company"), grants to Perseus-Soros BioPharmaceutical Fund, LP, a Delaware limited partnership, and its successors and assigns (the "Warrantholder"), the right to subscribe for and purchase from the Company an aggregate of 595,000 validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $.002 per share (the "Common Stock"), at a price per share equal to $9.53, as adjusted from time to time in accordance with the provisions of Section 6 (the "Exercise Price"), at any time prior to 5:00 p.m., New York City time, on May 5, 2004 (the "Expiration Date"), subject to the terms, conditions and adjustments herein set forth.

         This Warrant is being issued in connection with the issue and sale by the Company of shares of its Series A Convertible Participating Preferred Stock, par value $.001 per share, pursuant to the terms of an Investment Agreement, dated as of May 5, 1999 (the "Investment Agreement"), among the Company and the Warrantholder, and is subject to the terms thereof. This Warrant is the "Warrant" referred to in the Investment Agreement, and the Warrantholder is entitled to the rights and subject to the obligations contained in the Investment Agreement.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Investment Agreement.

         1. Exercise of Warrants.

                  1.1 Exercise of Warrant. This Warrant may be exercised, in whole or in part, at any time or from time to time prior to the Expiration Date, by surrendering to the Company at its principal office, or such other location mutually agreed upon, this Warrant, with an Exercise Form (as defined herein) duly executed by the Warrantholder and accompanied by payment of the Exercise Price for the number of shares of Warrant Shares specified in such Exercise Form.

                  1.2 Cashless Exercise. At any time after a Change of Control (as defined herein) but prior to the Expiration Date, in lieu of the payment of the Exercise Price, the Warrantholder shall have the right (but not the obligation) to require the Company to convert this Warrant, in whole or in part, into shares of Warrant Shares (the "Conversion Right") as provided for in this
Section 1.2. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price) that number of shares of Warrant Shares equal to the quotient obtained by dividing (x) the value of the Warrant or portion thereof being exercised at the time the Conversion Right is exercised (determined by subtracting (a) the aggregate Exercise Price in effect immediately prior to the exercise of the Conversion Right for the number of shares for which the Warrant is being exercised from (b) the aggregate Market Price (as defined herein) of the shares of Warrant Shares issuable upon exercise of the Warrant for the number of shares for which the Warrant is being exercised immediately prior to the exercise of the Conversion Right) by (y) the Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right. The Conversion Right may be exercised at any time after a Change of Control but prior to the Expiration Date by surrendering to the Company at its principal office, or such other location mutually agreed upon, this Warrant, with an Exercise Form duly executed by the Warrantholder and indicating that the Warrantholder wishes to exercise the Conversion Right and specifying the total number of shares of Warrant Shares for which the Warrant is being exercised.

                  1.3 Delivery of Warrant Shares; Effectiveness of Exercise.

                           (a) Delivery of Warrant Shares. A stock certificate
or certificates for the Warrant Shares specified in the Exercise Form along with a check for the amount of cash to be paid in lieu of fractional shares, if any, shall be delivered to the Warrantholder within 5 Business Days after the Exercise Date; provided, however, that if the Conversion Right is exercised in accordance with Section 1.2 and a determination by the Board of Directors or an Independent Financial Expert is required to determine the Market Price of the Common Stock, such delivery shall be made promptly, but in no event more than 5 Business Days, after such determination is made. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates and cash in lieu of fractional shares, if any, deliver to the Warrantholder a new

Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

                           (b) Effectiveness of Exercise. The exercise of this
Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is exercised in accordance with Section 1.1 or 1.2 (the "Exercise Date"). The Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

         2. Restrictive Legends.

                  2.1 Warrants. Except as otherwise permitted by this Sec tion 2, each Warrant (and each Warrant issued in substitution for any Warrant pursu ant to Section 4) shall be stamped or otherwise imprinted with a legend in substan tially the following form:

                  "THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS VIROPHARMA INCORPORATED RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT SUCH OFFER, SALE, PLEDGE OR TRANSFER IS EXEMPT FROM ANY REGISTRATION OR PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

                  2.2 Warrant Shares. Except as otherwise permitted by this
Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  " THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS VIROPHARMA INCORPORATED RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT SUCH OFFER, SALE, PLEDGE OR TRANSFER IS EXEMPT FROM ANY

         REGISTRATION OR PROSPECTUS DELIVERY REQUIREMENTS OF
         THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES
         LAWS."

                  2.3 Removal of Legends. Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act and sold pursuant to such registration or (ii) if reasonably requested in writing by the Company, the Warrantholder has delivered to the Company an opinion of legal counsel (from a firm reasonably satisfactory to the Company) which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

         3. Reservation and Registration of Shares, Etc. The Company covenants and agrees as follows:

                           (a) All Warrant Shares that are issued upon the
exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

                           (b) During the period within which this Warrant may
be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         4. Loss or Destruction of Warrant.

         Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

         5. Ownership of Warrant.

         The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

         6. Certain Adjustments.

                  6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                           (a) Stock Dividends, Subdivision, Combination or
Reclassification of Common Stock. If at any time after the date of the issuance of this Warrant the Company shall (i) pay a dividend on its Common Stock in shares of its capital stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, (iii) subdivide its outstanding shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, then, on the record date for such dividend or the effective date of such subdivision or split-up, combination or reclassification, as the case may be, the number and kind of shares to be delivered upon exercise of this Warrant will be adjusted so that the Warrantholder will be entitled to receive the number and kind of shares of capital stock that such Warrantholder would have owned or been entitled to receive upon or by reason of such event had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

                           (b) Extraordinary Distributions. If at any time after
the date of issuance of this Warrant the Company shall distribute to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness, securities or other assets (excluding (i) ordinary course cash dividends to the extent such dividends do not exceed the Company's retained earnings and (ii) dividends payable in shares of capital stock for which adjustment is made under Section 6.1(a)) or rights, options or warrants to subscribe for or purchase securities of the Company, then in each such case the number of shares of Common Stock to be delivered to such Warrantholder upon exercise of this Warrant shall be increased so that the Warrantholder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such Warrantholder would have been entitled to receive immediately before such record date by a fraction, the denominator of which shall be the Market Price per share of Common Stock on such record date minus the then fair market value (as reasonably determined by the Board of Directors of the Company in good faith) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock (provided that such denominator shall in no event be less than $.01) and the numerator of which shall be the Market

Price per share of the Common Stock, and the Exercise Price shall be adjusted as provided below in paragraph (g).

                           (c) Pro Rata Repurchases. If at any time after the
date of issuance of this Warrant, the Company or any subsidiary thereof shall make a Pro Rata Repurchase, then the number of shares of Common Stock to be delivered to such Warrantholder upon exercise of this Warrant shall be increased so that the Warrantholder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such Warrantholder would have been entitled to receive immediately before such Pro Rata Repurchase by a fraction (which in no event shall be less than one) the denominator of which shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of the Common Stock as of the day immediately preceding the first public announcement by the Company of the intent to effect such Pro Rata Repurchase minus (ii) the aggregate purchase price of the Pro Rata Repurchase (provided that such denominator shall never be less than $.01), and the numerator of which shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase minus the number of shares of Common Stock repurchased in such Pro Rata Repurchase and
(ii) the Market Price of the Common Stock as of the day immediately preceding the first public announcement by the Company of the intent to effect such Pro Rata Repurchase.

                           (d) Reorganization, etc. If at any time after the
date of issuance of this Warrant any consolidation of the Company with or merger of the Company with or into any other Person (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock) or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a "Reorganization Event"), shall be effected in such a way that the holders of Common Stock shall be entitled to receive cash, stock, other securities or assets (whether such cash, stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of cash, stock, other securities or assets receivable upon such Reorganization Event by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such Reorganization Event, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.1. The Company shall not enter into any of the transactions referred to in this Section 6.1(d) unless effective provision shall be made so as to give effect to the provisions set forth in this Section 6.1(d).

                           (e) Fractional Shares. No fractional shares of Common
Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment (calculated to the nearest $.01) in respect of such fractional interest in an amount equal to that fractional interest of the then Market Price per share of Common Stock.

                           (f) Carryover. Notwithstanding any other provision of
this Section 6.1, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than .05% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to .05% or more of the number of shares to be so delivered.

                           (g) Exercise Price Adjustment. Whenever the number of
Warrant Shares purchasable upon the exercise of the Warrant is adjusted as provided pursuant to this Section 6.1, the Exercise Price per share payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immedi ately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter; provided, however, that the Exercise Price for each Warrant Share shall in no event be less than the par value of such Warrant Share.

                           (h) Multiple Adjustments. If any action or
transaction would require adjustment of the number of shares of Common Stock to be delivered to the Warrantholder upon exercise of this Warrant pursuant to more than one paragraph of this Section 6.1, only one adjustment shall be made and each such adjustment shall be the amount of adjustment that has the highest absolute value.

                  6.2 Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who shall be appointed at the Company's expense and who may be the independent public accountants regularly employed by the Company) setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         7. Amendments. Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.

         8. Notices of Corporate Action. So long as this Warrant has not been exercised in full, in the event of:

                           (a) of a consolidation or merger to which the Company
is a party and for which approval of any stockholders of the Company is required; or

                           (b) of the voluntary or involuntary dissolution,
liquidation or winding up of the Company; or

                           (c) of the sale, exchange or other conveyance (for
cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company except to a wholly-owned subsidiary; or

                           (d) of any Pro Rata Repurchase;

then, in each case, the Company shall cause to be mailed, first-class postage prepaid, to the Warrantholder, not less than 20 days nor more than 60 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to pursuant to Section 6.1, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation, winding up or Pro Rata Repurchase is expected to become effective, if known, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation, winding up or Pro Rata Repurchase, if known. Failure to give the notice specified hereunder shall have no effect on the status or effectiveness of the action to which the required notice relates.

         9. Registration Rights. The Warrantholder shall be entitled to registration rights with respect to this Warrant or the Warrant Shares issuable upon exercise of this Warrant as set forth in the Investment Agreement.

         10. Definitions.

         As used herein, unless the context otherwise requires, the following terms have the following meanings:

         "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in New York City.

         "Change of Control" means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person or group of Persons acting in concert as a partnership or other group within the meaning of Rule 13d-5 under the Exchange Act (a "Group of Persons"), or (ii) the merger or consolidation of the Company with or into another corporation with the effect that the then existing stockholders of the Company hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights accruing under special circumstances, including the happening of a contingency) having the right to vote in the election of directors.

         "Closing Date" has the meaning specified in the Investment Agreement.

         "Closing Price" of the Common Stock as of any day, means (i) the last reported sale price of such stock (regular way) or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and lowest reported asked quotation for the Common Stock, in either case reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or a similar service if NASDAQ is no longer reporting such information.

         "Common Stock" has the meaning specified on the cover of this Warrant.

         "Company" has the meaning specified on the cover of this Warrant.

         "Exercise Form" means an Exercise Form in the form annexed hereto as Exhibit A.

         "Expiration Date" has the meaning specified on the cover of this Warrant.

         "Exercise Price" has the meaning specified on the cover of this Warrant.

         "Independent Financial Expert" means an independent nationally recognized investment banking firm.

         "Market Price" means, with respect to each share of Common Stock as of any date, the average of the daily Closing Prices per share of Common Stock for the 30 consecutive Trading Days prior to such date; provided that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, the Market Price for a share of Common Stock shall be the fair market value of such share as determined in good faith by the Board of Directors of the Company. If the Board of Directors is unable to determine the fair market value, or if the holders of a majority in interest of the Warrants disagree with the Board's determination of fair market value by written notice delivered to the Company within five (5) Business Days after the Board's determination thereof is communicated in writing to such holders, which notice specifies a majority-in-interest of such holders' determination of fair market value, then the Company and a majority-in-interest of such holders shall select an Independent Financial Expert which shall determine such fair market value. If the Company and such holders are unable to agree upon an Independent Financial Expert within fifteen (15) days after the request by such holders, the Company, on the one hand, and such holders, on the other, shall each select an Independent Financial Expert within five (5) days following the expiration of such fifteen (15) day period, and these two Independent Financial Experts shall select a third Independent Financial Expert. The determination of fair market value by such Independent Financial Expert shall be final, binding and conclusive on the Company and the Warrantholder. All costs and fees of any Independent Financial Experts retained in accordance with the foregoing shall be borne by the Company.

         "Person" means any individual, firm, corporation, partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Price Floor" has the meaning specified on the cover of this Warrant.

         "Pro Rata Repurchase" means any purchase of shares of Common Stock by the Company or by any of its subsidiaries whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, which purchase is subject to Section 13(e) of the Securities Exchange Act of 1934, as amended, or is made pursuant to an offer made available to all holders of Common Stock.

         "Securities Act" has the meaning specified on the cover of this Warrant.

         "Warrantholder" has the meaning specified on the cover of this Warrant.

         "Warrant Shares" has the meaning specified on the cover of this Warrant.

         11. Miscellaneous.

                  11.1 Entire Agreement. This Warrant together with the Investment Agreement constitute the entire agreement between the Company and the Warrantholder with respect to this Warrant.

                  11.2 Binding Effect; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

                  11.3 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

                  11.4 Notices. All notices or other communications given or made hereunder shall be validly given or made if in writing and delivered by facsimile transmission or in Person at, mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by a reputable overnight courier to, the following addresses (and shall be deemed effective at the time of receipt thereof).

         If to the Company:

                  ViroPharma Incorporated

                  405 Eagleview Boulevard
                  Exton, PA 19341
                  Telecopy: (610) 458-7380
                  Attention: Thomas F. Doyle, Esq.

         with a copies to:

                  Morgan, Lewis & Bockius LLP
                  1701 Market Street
                  Philadelphia, PA 19103-2921
                  Telecopy:  (215) 963-5299
                  Attention:  David R. King, Esq.

         If to the Warrantholder:

                  Perseus-Soros BioPharmaceutical Fund, LP
                  c/o Perseus Capital, LLC
                  the Army and Navy Club Building
                  1627 I Street, N.W., Suite 610
                  Washington D.C. 20006
                  Telecopy:  (202) 463-6215
                  Attention:   Christopher D. Earl, Ph.D.

                  and

                  Perseus Capital, LLC
                  the Army and Navy Club Building
                  1627 I Street, N.W., Suite 610
                  Washington D.C. 20006
                  Telecopy:  (202) 463-6215
                  Attention:  Kenneth M. Socha, Esq.

                  and

                  Soros Fund Management, LLC
                  888 Seventh Avenue
                  New York, New York 10106
                  Telecopy: (212) 262-6300
                  Attention:  Michael C. Neus, Esq.

                  and

                  Soros Fund Management, LLC
                  888 Seventh Avenue
                  New York, New York 10106
                  Telecopy: (212) 262-6300
                  Attention: Neal Moszkowski

         with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Telecopy:   (212) 757-3990
                  Attention:  Bruce A. Gutenplan, Esq.

or at such other address as a party hereto shall from time to time designate by written notice, in the manner provided herein, to the other parties hereto. Notice given in accordance with this Section shall be deemed given and received as of the earlier of (i) actual receipt or (ii) first attempted delivery which is refused (as opposed to being returned for insufficient postage/fee, improper address or like cause). All references to days in this Agreement shall be deemed to refer to calendar days, unless otherwise specified. If any notice, filing, delivery or payment shall be required by the terms hereof to be made on a day that is not a Business Day, such notice, filing, delivery or payment shall be made on the immediately succeeding Business Day.

                  11.5 No Dilution or Impairment. The Company will not, by amendment of its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will, at all times, in good faith, assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (ii) will, at all times, reserve and keep available the maximum number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the full exercise of this Warrant and (iii) will take all such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

                  11.6 Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Warrantholder hereof for any issue or transfer tax, or other incidental expense, in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Company; provided, however, that the Warrantholder shall be required to pay any and all taxes that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

                  11.7 Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

                  11.8 Certain Remedies. The Warrantholder shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically the terms and provisions of this Warrant in any court of the

United States or any court of any state having jurisdiction, this being in addition to any other remedy to which the Warrantholder may be entitled at law or in equity.

                  11.9 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be deemed to confer upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                  11.10 Governing Law. The Company and, by acceptance of this Warrant, the Warrantholder each hereby acknowledge and agree that the Warrant granted hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                              VIROPHARMA INCORPORATED


                              By:       /s/ Claude H. Nash
                                   ----------------------------------------
                                   Name:  Claude H. Nash, Ph.D.
                                   Title: President and Chief Executive Officer


Dated: May 5, 1999


AGREED AND ACKNOWLEDGED:

PERSEUS-SOROS BIOPHARMACEUTICAL FUND, LP

By:      Perseus-Soros Partners, LLC,
         General Partner

By:      Perseus Management, LLC,
         Member


By:      /s/   Frank H. Pearl
            ----------------------------
            Name:    Frank H. Pearl
            Title:   President and Chairman:


Dated: May 5, 1999


                 [COMMON STOCK PURCHASE WARRANT SIGNATURE PAGE]

                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ of the Warrant Shares and [herewith tenders payment for such Warrant Shares to the order of ViroPharma Incorporated in the amount of $__________] [hereby exercises its Conversion Right] in accordance with the terms of this Warrant. The undersigned requests that a certifi cate for [such Warrant Shares] [that number of Warrant Shares to which the undersigned is entitled as calculated pursuant to Section 1.2] be registered in the name of the undersigned and that such certificates be delivered to the undersigned's address below.




Dated:__________________________


                           Signature____________________________


                                              ----------------------------
                                                      (Print Name)

                                              ----------------------------
                                                    (Street Address)

                                              ----------------------------
                                              (City)   (State)  (Zip Code)